Exhibit 1.1

Sanofi

Debt Securities

Underwriting Agreement Standard Provisions

From time to time, Sanofi, a société anonyme organized under the laws of the Republic of France (R.C.S. Paris No. 395 030 844) (the “Company”), may enter into one or more underwriting agreements substantially in the form of Annex A hereto that incorporate by reference these Standard Provisions (collectively with these Standard Provisions, an “Underwriting Agreement”) that provide for the sale of the debt securities designated in such Underwriting Agreement (the “Securities”) to the several Underwriters named therein (the “Underwriters”), for whom the Underwriter(s) named therein shall act as representative(s) (the “Representative(s)”). The Underwriting Agreement, including these Standard Provisions, is sometimes referred to herein as the “Agreement.” The Securities will be issued pursuant to an indenture to be dated as of [●], as supplemented from time to time (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-3 (File No. 333-[●]), including a prospectus (the “Base Prospectus”), relating to the debt securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Base Prospectus as supplemented by a Prospectus Supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Base Prospectus. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities will be first made, the Company will prepare certain information, identified in Schedule 3 to the Underwriting Agreement for such offering of Securities, which together with the Preliminary Prospectus used most recently prior to the execution of the Underwriting Agreement, constitute the “Time of Sale Information.” The “Time of Sale” with respect to the Securities will be defined in the Underwriting Agreement.

2. Purchase of the Securities by the Underwriters.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell the Securities to the several Underwriters named in the Underwriting Agreement, and each Underwriter, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in the Underwriting Agreement at the purchase price set forth in the Underwriting Agreement.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities in the United States as soon after the execution of the Underwriting Agreement as in the judgment of the Representative(s) is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Unless otherwise agreed in the Underwriting Agreement, the Company and the Underwriters agree that no offer or sale of Securities has been made or will be made in any jurisdiction outside of the United States in which a filing or registration, with, or authorization, approval, consent, license, order, qualification or decree of, any court or governmental or other authority or agency in such jurisdiction, or the preparation of a prospectus, is or would be necessary or required with respect to such offer or sale. Each of the Company and the Underwriters acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter, all only under circumstances that result in compliance by the Underwriter and any of its affiliates with (i) the applicable rules and regulations of each jurisdiction in which such offer or sale may occur and (ii) the provisions of the Underwriting Agreement.

(c) Payment for and delivery of the Securities will be made at the time and place set forth in the Underwriting Agreement. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d) The Company acknowledges and agrees that the Underwriters named in the Underwriting Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Date, that:

(a) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representative(s) expressly for use therein.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale and as of the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representative(s) expressly for use in such Time of Sale Information.

(c) Issuer Free Writing Prospectus. Other than any Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule 3 to the Underwriting Agreement and other written communications approved in writing in advance by the Representative(s). Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with any Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representative(s) expressly for use in any Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein, and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

(d) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Financial Statements. The consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and has been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus and presents fairly the information shown thereby.

(f) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has been no material adverse change in the financial or business condition of the Company and its subsidiaries, considered as one entity, which would materially impair the ability of the Company to repay the principal amount of the Securities (a “Material Adverse Effect”).

(g) Organization and Good Standing. The Company and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of its subsidiaries have been duly organized and are validly existing and in good standing (where applicable) under the laws of their respective jurisdictions of organization. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries are duly qualified to do business and are in good standing (where applicable) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(h) Capitalization. The Company has an issued and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization and Indebtedness”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid up and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (except in each case as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus and except to the extent that such failure or absence to have been duly and validly authorized, to be fully paid up and to be owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any such other claim of any third party would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

(i) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j) The Indenture. The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when duly authorized, executed, and delivered by the Company and (assuming due authorization, valid execution, and delivery thereof by the trustee) will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, and to any applicable rules of international public policy or public order, and to any applicable rules of French public order, and to any applicable rules of French public policy (collectively, the “Enforceability Exceptions”).

(k) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l) Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(m) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(n) No Violation or Default. (i) The Company is not in violation of its charter or by-laws or similar organizational documents, (ii) none of the Company’s subsidiaries are in violation of their respective charters or similar organizational documents and (iii) neither the Company nor any of its subsidiaries are (x) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (y) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, (ii) result in any violation of the provisions of the charter or by-laws or similar documents of any of the Company’s subsidiaries, (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (iv) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No Consents Required. No consent, approval, authorization, order, registration or qualification of, or with, any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(q) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are to the best knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus.

(r) Independent Accountants. PricewaterhouseCoopers Audit and Ernst & Young et Autres, who have certified certain financial statements of the Company and its consolidated subsidiaries, are each an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(t) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(u) Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) applicable to it and its subsidiaries, which comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(v) No Stabilization. The Company has not taken any action designed to or that would cause or result in stabilization or manipulation of the price of the Securities, in violation of applicable laws.

(w) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, and in each case at the times specified in the Securities Act in connection with the offering of the Securities.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Filings with the Commission. The Company will (i) pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act. The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representative(s) may reasonably request.

(b) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Representative(s), it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the Representative(s) shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses, if any, included on Schedule 3 to the Underwriting Agreement.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative(s) and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative(s) reasonably object(s) unless, in the case of a filing, the Company is required by law to make such filing.

(d) Notice to the Representative(s). The Company will advise the Representative(s) promptly, (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period (as defined below) as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, to obtain as soon as possible the withdrawal thereof. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities during which, in the opinion of counsel for the Underwriters, a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(d) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative(s) may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(d) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative(s) may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company will use its best efforts, in cooperation with the Representative(s) and counsel for the Underwriters to qualify or register, if necessary, the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States of America as the Representative(s) shall reasonably request and will continue such qualifications, registrations or exemptions in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction in the United States of America where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction in the United States of America or (iii) subject itself to taxation in any such jurisdiction in the United States of America if it is not otherwise so subject.

(g) Earning Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and the Representative(s) as soon as practicable an earning statement that satisfies Rule 158 of the Securities Act for the purposes of, and to provide the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h) Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representative(s), offer, sell, contract to sell or otherwise issue any debt securities of the Company or guaranteed by the Company and having a tenor of more than one year other than debt securities offered and sold exclusively outside the United States in reliance on Regulation S under the Securities Act.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”. The Company, or any of its subsidiaries, or to the best of the Company’s knowledge, any director, officer, employee, agent or representative of the Company, is not currently the subject of any Sanctions and will not lend, invest, contribute or otherwise make available the proceeds of the offering of the Securities to fund any activities of or business with any then-current Sanctions Target; “Sanctions Target” under this provision means a target of any economic sanctions (i) which are (x) administered by the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”) or (y) any other U.S., European Union, United Nations or UK economic sanctions and (ii) which are self-executing, legal, valid, binding and enforceable at the time the representations and warranties under this Section are made or deemed to be repeated, as applicable (any such economic sanctions “Sanctions”); except that this Section shall not apply to any use of proceeds of the offering of Securities which is not prohibited under the applicable laws, regulations, decisions or orders pursuant to which such Sanctions are in force and the representations and warranties under this Section shall be made (or deemed repeated, if applicable) to (x) any Underwriter, only to the extent that this would not result in a violation of, or conflict with, any provision of (A) Council Regulation (EC) No. 2271/96 dated 22 November 1996, as amended from time to time (the “EU Blocking Regulation”) (or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union), or (B) the Council Regulation (EC) 2271/96 as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as such acts and regulations may be amended, supplemented or superseded from time to time ) and (y) any Underwriter incorporated in the Federal Republic of Germany (“FRG”) or acting through a branch established in the FRG, only to the extent that this would not lead to and/or result in a breach of Section 7 of the German Foreign Trade Ordinance (Aussenwirtschaftsverordnung) or of any similar applicable anti-boycott statute as amended from time to time.

(j) Filing of Exchange Act Documents. The Company will file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act during the Prospectus Delivery Period.

(k) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l) No Stabilization. From the date hereof through the last day of the Prospectus Delivery Period, the Company will not take any action designed to or that would cause or result in any stabilization or manipulation of the price of the Securities in violation of applicable laws.

(m) French selling restriction. The Company represents and agrees that (i) no prospectus (including any amendment, supplement or replacement thereto) or any other offering material in connection with the offering of the Securities has been submitted to the clearance procedures of the Autorité des marchés financiers or of the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; (ii) it has not offered or sold and will not offer or sell, directly or indirectly, the Securities to the public in France, and has not released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the Securities, the Prospectus or any other offering material relating to the Securities, and that such offers, sales and distributions have been and shall be made in France only (w) to qualified investors (investisseurs qualifiés) other than individuals, in each case investing for their own account and as provided in Articles L. 411-2, D. 411-2 to D. 411-4, D. 744-1, D. 754-1 and D. 764-1 of the French Code monétaire et financier, and/or (x) to providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers), and/or (y) in a transaction that, in accordance with Article L.411-2-1° - or -2° -or -3° of the French Code monétaire et financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute an offer of securities to the public (offre au public de titres financiers); and (z) the Securities may be resold only in compliance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-2 of the French Code monétaire et financier.

(n) Anti-bribery. The Company represents and agrees that (i) neither the Company nor, to the best of its knowledge, any of its officers, directors, employees, or subsidiaries being legal entities of the Group (as defined below), has engaged in any activity or conduct which would violate, in any material respect, any applicable anti-bribery, anti-corruption or anti-money laundering law or regulation enacted in any jurisdiction; except that this representation and warranty shall not apply in relation to any fact or circumstances which, at the time the representation and warranty under this Section 4(n) would have been made or deemed repeated but for this exception, shall have been disclosed in the then most recent annual report of the Company filed with the Securities and Exchange Commission of the United States of America by way of Form 20-F as amended or supplemented by the Company, including by Form 6-K, and (ii) it has instituted and maintains policies and procedures designed to prevent bribery and corruption by the Group. The Company has put in place an international training program aiming at preventing money-laundering by officers, directors or employees of the Group having authority to deal with cash flows of the Group. “Group” includes only those legal entities which are directly or indirectly controlled by the Company within the meaning of Article L. 233-3 subsection 1° of the French Code de commerce.

5. Certain Agreements of the Underwriters. Each Underwriter hereby severally represents, warrants and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) any Issuer Free Writing Prospectus listed on Schedule 3 or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show) or (ii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing. The

Company consents to the use by any Underwriter of a free writing prospectus that contains substantially only (i) information describing the preliminary terms of the Securities or their offering or (ii) a term sheet substantially in the form of Schedule 4 to the Agreement (including, for purposes of subsection (i) and (ii), any such information that is transmitted via Bloomberg screen notice).

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) In relation to each Member State of the European Economic Area (“EEA”) and the United Kingdom (each, a “Relevant Member State”), it and its respective affiliates and any other person acting on its or their behalf has not made and will not make an offer of the Securities to the public in that Relevant Member State, except that it or they may, make an offer of Securities to the public in that Member State: (i) at any time to any legal entity which is a qualified investor as defined in the Prospectus Regulation; (ii) at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the prior consent of the Representatives for any such offer; or (iii) at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Securities referred to in (i) to (iii) above shall require the Company or the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling packaged retail and insurance based investment products or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA and the United Kingdom may be unlawful under the PRIIPs Regulation.

For the purposes of the preceding paragraphs, the expression “offer of Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means presenting sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities and references to “Prospectus Regulation” means Regulation (EU) 2017/1129.

This European Economic Area selling restriction is in addition to the other selling restrictions set out herein or included in the Prospectus Supplement.

(d) (i) No prospectus (including any amendment, supplement or replacement thereto) or any other offering material in connection with the offering of the Securities has been submitted to the clearance procedures of the Autorité des marchés financiers or of the competent authority of another State that is a contracting party to the Agreement on the European Economic Area or the United Kingdom and notified to the Autorité des marchés financiers; (ii) it and its respective affiliates and any other person acting on its or their behalf has or have not offered or sold and will not offer or sell, directly or indirectly, the Securities to the public in France, and has or have not released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the Securities, the Prospectus or any other offering material relating to the Securities, and that such offers, sales and distributions have been and shall be made in France only (x) to qualified investors (investisseurs qualifiés) other than individuals, in each case investing for their own account and as provided in Articles L. 411-2, D. 411-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code monétaire et financier, and/or (y) to providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers), and/or (z) in a transaction that, in accordance with Article L.411-2-I-1° -or-2° -or -3° of the French Code monétaire et financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute an offer of securities to the public (offre au public de titres financiers); and (iii) the direct or indirect distribution to the public in France of any Securities so acquired by it hereunder may be made only in compliance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code monétaire et financier and applicable regulations thereunder.

(e) It and its respective affiliates and any other person acting on its or their behalf: (i) has or have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it or them in connection with the issue or sale of any Securities which are the subject of the offering contemplated by the prospectus supplement in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) has or have complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(f) Unless otherwise agreed in the Underwriting Agreement, with respect to any other jurisdiction outside the United States, neither it nor its affiliates nor any other person acting on its or their behalf has or have offered or sold and will not offer or sell any Securities in any jurisdiction, except under circumstances that comply with or will result in compliance with (i) the applicable rules and regulations of each such jurisdiction and (ii) the provisions of the Underwriting Agreement, and in no case that constitute or will constitute a public offering or otherwise require the filing of any documentation with any authority (market or otherwise) or national securities exchange in any such jurisdiction. It and its respective affiliates and any other person acting on its or their behalf will comply with the selling restrictions as set forth in the Prospectus Supplement.

(g) Neither it nor its respective affiliates nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Securities in violation of applicable laws.

(h) It complies and will comply with all applicable laws and regulations prohibiting insider dealing and/or on the communication and use of insider information, in connection with any securities issued or expected to be issued by the Company.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. For the period from and after the date hereof and prior to the Closing Date, (i) no downgrading shall have occurred in the rating accorded to the Securities or any other long term debt securities of the Company by Moody’s Investors Services, Inc., Standard & Poor’s Ratings Services and Scope Ratings GmbH and (ii) neither such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other long term debt securities of the Company (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative(s) makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representative(s) shall have received on and as of the Closing Date a certificate of an authorized officer of the Company who has specific knowledge of the Company’s financial matters confirming that, to the best knowledge of such officer (i) the representations and warranties of the Company in this Agreement are true and correct; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers Audit and Ernst & Young et Autres shall have furnished to the Representative(s), at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative(s), containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Jones Day, counsel for the Company, shall have furnished to the Representative(s), at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representative(s), to the effect set forth in Annex B to the Underwriting Agreement.

(h) Opinion of Internal Counsel for the Company. The Vice President Corporate Legal Affairs of the Company shall have furnished to the Representative(s) a written opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C to the Underwriting Agreement.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative(s) shall have received on and as of the Closing Date an opinion and 10b-5 statement of [●], counsel for the Underwriters, with respect to such matters as the Representative(s) may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative(s) such further certificates and documents as the Representative(s) may reasonably request.

The Representative(s) may in its (their) sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all of its respective duly documented losses, claims, damages and liabilities (including, without limitation, its respective duly documented legal fees and other expenses incurred in connection with investigating, preparing or defending against any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representative(s) expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) of this Section 7 above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representative(s) expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the information identified in the Underwriting Agreement as Schedule 5 as being provided by the Underwriters.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the duly documented fees and reasonable expenses of such proceeding and of counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter and any control persons of such Underwriter shall be designated in writing by the Representative(s) and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.

The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and the Indemnifying Person has not responded thereto and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of each Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any duly documented losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such duly documented losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such duly documented losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph (d). The amount paid or payable by an Indemnified Person as a result of the duly documented losses, claims, damages and liabilities referred to in this paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any duly documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective purchase obligations hereunder and not joint.

(e) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to the Underwriters and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, at law or in equity.

8. Termination. This Agreement may be terminated in the reasonable discretion of the Representative(s), by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or Euronext Paris; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on the New York Stock Exchange or Euronext Paris; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or French authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative(s), is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in the Underwriting Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 (Payment of Expenses) hereof, and except that the provisions of Section 7 (Indemnification and Contribution), in each case with respect to the non-defaulting Underwriters, hereof shall survive such termination and remain in full force and effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. Payment of Expenses.

(a) Unless otherwise specified in the Underwriting Agreement, whether or not the transactions contemplated by this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of printing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions in the United States of America as the Representative(s) may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Underwriting Agreement is terminated pursuant to Section 8(iv), (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities in accordance with the provisions of Section 6, the Company agrees to reimburse the Underwriters for the duly documented fees and expenses of their counsel reasonably incurred by the Underwriters in connection with this Underwriting Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of/Bound by Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons and the affiliates of each Underwriter referred to herein. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14. Submission to Jurisdiction; Appointment of Agent for Service.

(a) The Company and each Underwriter irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement. The Company and each Underwriter irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints Sanofi U.S. Services Inc., 55 Corporate Drive, Bridgewater, NJ 08807, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect.

15. Miscellaneous.

(a) Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b) Authority of the Representative(s). Any action by the Underwriters hereunder may be taken by the Representative(s) on behalf of the Underwriters, and any such action taken by the Representative(s) shall be binding upon the Underwriters.

(c) Co-manufacturer Agreement. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules, each of [                    ] and [                    ] [JD Note: to be confirmed.] (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the notes and the related information set out in the Prospectus in connection with the notes. Each of the Underwriters and the Company notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the notes by the Manufacturers and the related information set out in the Prospectus in connection with the notes.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative(s) at the address set forth in the Underwriting Agreement. Notices to the Company shall be given to it at Sanofi, 54 rue La Boétie, 75008 Paris, France, Attention: [Jean-Baptiste Chasseloup de Châtillon] [JD Note: to be confirmed.], with a copy to Jones Day, 2, rue Saint Florentin, 75001 Paris, France, Attention: Linda Hesse, Esq., or if different, to the address set forth in the Underwriting Agreement.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(f) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on the day on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

(g) Counterparts. This agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(j) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

Annex A

[Form of Underwriting Agreement]

Underwriting Agreement

[Names of representative(s)]

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o [Name(s) and Address(es) of Representative(s)]

Ladies and Gentlemen:

Sanofi, a société anonyme organized under the laws of the Republic of France (R.C.S. Paris No. 395 030 844) (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”):

$ principal amount of its % Notes due 20

having the terms set forth in Schedule 2 hereto (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of [●] (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this agreement (the “Underwriting Agreement”), the Company agrees to issue and sell the Securities to the several Underwriters named in Schedule 1 hereto, and each Underwriter, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to:

•	% of the principal amount of Securities;

plus accrued interest, if any, from [●] to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule 3 hereto sets forth information that together with (i) the Base Prospectus, as amended and supplemented to the date hereof, and (ii) the Preliminary Prospectus used most recently prior to the execution of this Underwriting Agreement, constitute the Time of Sale Information made available at the Time of Sale. The Time of Sale with respect to the Securities is defined as [●], New York City time. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter, all only under circumstances that result in compliance with the applicable rules and regulations of each jurisdiction in which such offer or sale may occur.

Payment for and delivery of the Securities shall be made at the offices of Jones Day, 2, rue Saint Florentin, 75001, Paris, France at [●], New York City time, on [●] or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing (the “Closing Date”).

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. [The Global Notes will be made available for inspection by the Representatives not later than [●], New York City time, on the business day prior to the Closing Date.]

The Company and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information consists of that set forth on Schedule 5.

[Other than as set forth in the following paragraph,][a][A]ll provisions contained in the document entitled Sanofi Debt Securities Underwriting Agreement Standard Provisions, attached hereto as Annex A are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control. The forms of opinion referred to as Annexes B and C to the Underwriting Agreement in the Standard Provisions are attached hereto as Annexes B and C.

[Qualifications to any covenants or representations made by the Company]

[Any specificities regarding payment of expenses for a given issue of securities. This amount will be paid at the same time as payment of the purchase price of the Securities to be paid by the Underwriters pursuant to this Agreement.]

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Sanofi

By

Name:
Title:

Accepted: [DATE]

[NAMES OF REPRESENTATIVE(S)]

For [itself][themselves] and on behalf of the several Underwriters listed in Schedule 1 hereto.

By
By	Authorized Signatory
Authorized Signatory	Name:
Name:	Title:
Title:

By
Authorized Signatory
Name:
Title:

By	By
Authorized Signatory	Authorized Signatory
Name:	Name:
Title:	Title:

SCHEDULE 1

Underwriter	Principal USD amount of Securities

TOTAL

SCHEDULE 2

Representative(s) and Address(es) for Notices:

[INSERT NAMES AND ADDRESSES]

Certain Terms of the Securities:

Title of Securities: % Notes due 20

Aggregate Principal Amount of Securities: $

Maturity Date:                     , 20

Interest Rate:     %

Interest Payment Dates:                     and                     , commencing                     , 20

Record Dates:                     and

Redemption Provisions:

[Other Provisions:]

SCHEDULE 3

[List each Issuer Free Writing Prospectus to be included in the Time of Sale Information]

[The Final Term Sheet substantially in the form of Schedule 4 to the Underwriting Agreement or containing substantially the same information as contained in Schedule 4]

SCHEDULE 4

Final Term Sheet

Sanofi

Final Term Sheet

[Form of debt]

Issuer	Sanofi

Format	[●]

Title	[●]

Total initial principal amount being issued	$[●]

Issue price	[●]%

Pricing date	[●]

Expected settlement date	[●]

Maturity date	[●]

Day count	[●]

Day count convention	[●]

Optional redemption	[●]

Tax redemption	[●]

Ranking	[●]

Interest rate	[●]

Benchmark Treasury	[●]

Benchmark Treasury price	[●]

Benchmark Treasury yield	[●]

Spread to Benchmark Treasury	[●]

Yield to maturity	[●]

Date interest starts accruing	[●]

Interest payment dates	[●]

First interest payment date	[●]

Regular record dates for Interest	[●]

Trustee	[●]

Listing	[●]

Denominations	[●]

Expected ratings of the Notes

Note: A security rating is not a recommendation to buy, sell or hold securities. Ratings are subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

CUSIP / ISIN	[●]

Joint Book-Running Managers	[●]

Co-Managers	[●]

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained from [name and telephone number of underwriter participating in offering].

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE 5

Underwriter Information

[Insert references to appropriate paragraphs];

[List information in the Issuer Free Writing Prospectus dated                     , 20    ];

[Insert description of information provided by Underwriters]

Annex B

[FORMS OF OPINION OF JONES DAY, COUNSEL TO THE COMPANY]

B-1

Annex C

[FORM OF OPINION OF VICE PRESIDENT CORPORATE LEGAL AFFAIRS, SANOFI]

C-1

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